PLEDGE AND SECURITY AGREEMENT

      PLEDGE AND SECURITY AGREEMENT (this "Agreement"), dated November __, 2003, made by Amnis Systems Inc. (the "Pledgor") in favor of SDS Capital Group SPC, Ltd., Alpha Capital Aktiengesellschaft, Bristol Investment Fund, Ltd. and Stonestreet Limited Partnership (the "Pledgee").

                              W I T N E S S E T H:

      WHEREAS, pursuant to the provisions of that certain Securities Purchase Agreement of even date herewith between the Pledgor and the Pledgees (the "Purchase Agreement"), the Pledgees have agreed to lend to the Company and the Company has agreed to borrow from the Pledgee up to $1,100,000 under certain terms and conditions set forth in the Purchase Agreement;

      WHEREAS, pursuant to the provisions of the Purchase Agreement, and as a condition to the obligation of the Pledgee to lend thereunder, the Pledgor has agreed to make the pledge contemplated by this Agreement in order to induce the Pledgee to perform its obligations under the Purchase Agreement;

      WHEREAS, the Pledgor is the sole-shareholder of Optivision, Inc., a California company, and based on the Pledgor's representations and warranties contained in the Purchase Agreement, such entity is its only active Subsidiary (the "Active Subsidiary"); and

      WHEREAS, all capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

      NOW, THEREFORE, in consideration of the premises, covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            SECTION 1. (A) Grant of Security Interest.

            (a) To secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the obligations, the Pledgor hereby, unconditionally and irrevocably, pledges, grants and hypothecates to the Pledgees, a continuing security interest, subject only to the liens set forth on Schedule 1(a), in, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in the Collateral (as defined below) (the "Security Interest").

            (b) Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as "general intangibles" and "proceeds") shall have the respective meanings given such terms in Article 9 of the UCC.

            (c) As used herein, "Collateral" means the collateral in which the Pledgees are granted a security interest by this Agreement and which shall include the following, whether presently owned or existing or hereafter acquired or coming into existence, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith:

            (i) All Goods of the Pledgor, including, without limitations, all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with the Pledgor's businesses and all improvements thereto (collectively, the "Equipment"); and

            (ii) All Inventory of the Pledgor; and

            (iii) All of the Pledgor's contract rights and general intangibles, including, without limitation, all partnership interests, stock or other securities, licenses, distribution and other agreements, computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, deposit accounts, income tax refunds and the Pledged Collateral as defined below (collectively, the "General Intangibles"); and

            (iv) All Receivables of the Pledgor including all insurance proceeds, and rights to refunds or indemnification whatsoever owing, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each Receivable, including any right of stoppage in transit; and

            (v) All of the Pledgor's documents, instruments and chattel paper, files, records, books of account, business papers, computer programs and the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(iv) above.

      (B) Pledge. In order to perfect the Pledgees' security interest in certain of the General Intangibles, the Pledgor hereby pledges to the Pledgee, and grants to the Pledgee a continuing security interest in, the following (collectively, the "Pledged Collateral"):

            (a) All shares of common stock including a stock power executed in blank


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

      (the "Pledged Shares") of the Active Subsidiary identified in Schedule 1(a) annexed hereto representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

            (b) all proceeds of any and all of the foregoing Pledged Collateral, in whatever form (including, without limitation, proceeds that constitute property of the types described above).

            SECTION 2. Security for Obligations. This Agreement secures the payment and performance of the following obligations (collectively, the "Obligations"): all present and future indebtedness, obligations, covenants, duties and liabilities of any kind or nature of the Company to the Pledgees (or any of them) now existing or hereafter arising under or in connection with the Transaction Documents (as defined in Section 2(h) of the Securities Purchase Agreement).

            SECTION 3. Delivery of Pledged Collateral. Concurrently herewith, all certificates representing or evidencing the Pledged Shares, in suitable form for transfer by delivery, or accompanied by instruments of transfer or assignment duly executed in blank, are being deposited with and delivered to Amy Wang (the "Agent"), as collateral agent for the Pledgees. The Pledged Shares shall be held by the Agent first on behalf of both Bristol Investment Fund, LTD ("Bristol") and Alpha Capital Aktiengesellschaft ("Alpha") as set forth in that certain Pledge and Security Agreement between the Company and Alpha dated May 9, 2003 and that certain Second Restated Intercreditor Agreement between Bristol, Alpha, SDS Capital Group SPC, Ltd. ("SDS") and Stonestreet Limited Partnership ("Stonestreet") and acknowledged by the Company dated November __, 2003 (the "Second Restated Intercreditor Agreement"), then on behalf of Alpha, Bristol and SDS as set forth in that certain Pledge and Security Agreement between the Company and Alpha, Bristol and SDS dated May 9, 2003 and the Second Restated Intercreditor Agreement, then on behalf of Stonestreet as set forth in that certain Pledge and Security Agreement between the Company and Stonestreet dated September 12, 2003 and the Second Restated Intercreditor Agreement and then on behalf of the Pledgees. The Agent shall have the right, at any time after the occurrence of an Event of Default (as hereinafter defined), without notice to the Pledgor, to transfer to or to register in the name of the Agent or its nominees any or all of the Pledged Collateral. In addition, the Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

            SECTION 4. Representations and Warranties. The Pledgor represents and warrants as follows:

            (a) Attached hereto as Schedule 4(a) is a listing, as of the date hereof, of all creditors of Pledgor, including approximate amounts owed to each such creditor.

            (b) The Pledgor is the legal, record and beneficial owner of the Pledged Collateral


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

      and the Collateral, free and clear of any lien, security interest, restriction, option or other charge or encumbrance (collectively, "Liens") except for the security interest created by this Agreement and the liens disclosed on Schedule 1(a).

            (c) The pledge of the Pledged Collateral and the grant of the Security Interest pursuant to this Agreement creates a valid and perfected security interest in the Pledged Collateral and the Collateral, securing payment and performance of the Obligations subject only to a senior security interest as set forth on Schedule 1(a).

            (d) No consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor,
      (ii) for the perfection or maintenance of the security interest created hereby, or (iii) for the exercise by the Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with any disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally).

            (e) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

            (f) The mailing address of the Pledgor is 3450 Hillview Avenue, Palo Alto, California 94304, and the Pledgor will not change its address except upon not less than thirty (30) days' prior written notice to the Agent and the Pledgees. The Pledgor represents and warrants that they have no place of business or offices where their respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto.

            (g) No part of the Collateral has been judged invalid or unenforceable. No written claim has been received that any Collateral or Pledgor's use of any Collateral violates the rights of any third party. There has been no adverse decision to Pledgor's claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to Pledgor's right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of the Pledgor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

            (h) The Pledgor shall at all times maintain their respective books of account and records relating to the Collateral at their respective principal place of business and their respective Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral unless they


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

      deliver to the Pledgees at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interest to create in favor of the Pledgees a valid, perfected and continuing lien in the Collateral.

            (i) Except for the filing of financing statements pursuant to the UCC with the proper filing and recording agencies in the jurisdictions indicated on Schedule B, attached hereto, no authorization or approval of or filing with or notice to any governmental authority or regulatory body is required either (i) for the grant by the Pledgor of, or the effectiveness of, the Security Interest granted hereby or for the execution, delivery and performance of this Agreement by the Pledgor or
      (ii) for the perfection of or exercise by the Pledgees of its rights and remedies hereunder.

            (j) Effective on the date of execution of this Agreement, the Pledgor hereby authorizes the Agent to file one or more financing statements under the UCC with respect to the Security Interest with the proper filing and recording agencies in the jurisdictions indicated on Schedule B, attached hereto and in such other jurisdictions as may be requested by the Pledgees.

            (k) The execution, delivery and performance of this Agreement by the Pledgor does not conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing Pledgor's debt or otherwise) or other understanding to which Pledgor is a party or by which any property or asset of the Pledgor is bound or affected. No consent (including, without limitation, from stock holders or creditors of the Pledgor) is required for the Pledgor to enter into and perform its obligations hereunder.

            (l) The Pledgor shall at all times maintain the liens and Security Interest provided for hereunder as valid and perfected liens and security interests in the Collateral in favor of the Pledgees until this Agreement and the Security Interest hereunder shall be terminated. The Pledgor hereby agrees to defend the same against any and all persons. The Pledgor shall safeguard and protect all Collateral for the account of the Pledgees. At the request of the Pledgees, the Pledgor will sign and deliver to the Pledgees at any time or from time to time one or more financing statements pursuant to the UCC in form reasonably satisfactory to the Pledgees and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Pledgees to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, the Pledgor shall pay all fees, taxes and other amounts


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

      necessary to maintain the Collateral and the Security Interest hereunder, and the Pledgor shall obtain and furnish to the Pledgees from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interest hereunder.

            (m) The Pledgor will not transfer, pledge, hypothecate, encumber, license (except for non-exclusive licenses granted by a Pledgor in its ordinary course of business and sales of inventory), sell or otherwise dispose of any of the Collateral without the prior written consent of a majority in interest of the Pledgees.

            (n) The Pledgor shall keep and preserve its Equipment, Inventory and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

            (o) The Pledgor shall, within ten (10) days of obtaining knowledge thereof, advise the Pledgees promptly, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Pledgees' security interest therein.

            (p) The Pledgor shall promptly execute and deliver to the Pledgees such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Pledgees may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce its security interest in the Collateral.

            (q) The Pledgor shall permit the Pledgees and their representatives and agents to inspect the Collateral at any time, and to make copies of records pertaining to the Collateral as may be requested by a Secured Party from time to time.

            (r) The Pledgor shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

            (s) The Pledgor shall promptly notify the Pledgees in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by the Pledgor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Pledgees hereunder.

            (t) All information heretofore, herein or hereafter supplied to the Pledgees by or on behalf of the Pledgor with respect to the Collateral is accurate and complete in all


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

      material respects as of the date furnished.

            (u) The Pledgor shall at all times preserve and keep in full force and effect their respective valid existence and good standing and any rights and franchises material to its business.

            (v) The Pledgor will not change its name, corporate structure, or identity, or add any new fictitious name unless it provides at least 30 days prior written notice to the Pledgees of such change and, at the time of such written notification, such Pledgor provides any financing statements or fixture filings necessary to perfect and continue perfected the Security Interest granted and evidenced by this Agreement.

            (w) The Pledgor may not consign any of its Inventory or sell any of its Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale without the consent of a majority in interest of the Pledgees which shall not be unreasonably withheld.

            (x) The Pledgor may not relocate its chief executive office to a new location without providing 30 days prior written notification thereof to the Pledgees and so long as, at the time of such written notification, the Pledgor provides any financing statements or fixture filings necessary to perfect and continue perfected the Security Interest granted and evidenced by this Agreement.

            SECTION 5. Further Assurances. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent and/or the Pledgees may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent and/or any Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

            SECTION 6. Voting Rights; Dividends; Etc.

            (a) So long as no Event of Default shall have occurred:

                  (i) The Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided, however, that the Pledgor shall not exercise or refrain from exercising any such right if, in the reasonable judgment of the Pledgees, such action would have a material adverse effect on the value of the Pledged Collateral or any material part thereof; provided, further, that the Pledgor shall give the


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

            Pledgees at least ten (10) days' prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right.

                  (ii) The Pledgor shall be entitled to receive and retain any and all cash dividends and interest paid in respect of the Pledged Collateral; provided, however, that any and all:

                        (A) dividends and interest paid or payable other than in
                  cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

                        (B) dividends and other distributions paid or payable in
                  cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                        (C) cash paid, payable or otherwise distributed in
                  respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral,

            shall be, and shall be forthwith delivered to the Agent to hold as, Pledged Collateral, and shall, if received by the Pledgor, be received in trust for the benefit of the Pledgees, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement or assignment).

            (b) Upon and after the occurrence of any Event of Default:

                  (i) All rights of the Pledgor to exercise or refrain from
            exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) and to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall cease, and all such rights shall thereupon become vested in the Agent who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments.

                  (ii) All dividends and interest payments which are received by the Pledgor contrary to the provisions of paragraph (i) of this
            Section 6(b) shall be


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

            received in trust for the benefit of the Pledgees, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

            SECTION 7. Transfers and Other Liens; Additional Shares. The Pledgor agrees that it shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest granted pursuant to this Agreement.

            SECTION 8. Agent Appointed Attorney-in-Fact.

            (a) The Pledgor hereby appoints the Agent as the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Agent's discretion to take any action and to execute any instrument which the Agent may deem necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

            (b) The Pledgor authorizes the Agent, and does hereby make, constitute and appoint the Agent and its respective officers, agents, successors or assigns with full power of substitution, as the Pledgor's true and lawful attorney-in-fact, with power, in the name of the Pledgees or the Pledgor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any Debentures, checks, drafts, money orders, or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Pledgees; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against Pledgors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) generally, to do, at the option of the Pledgees, and at the expense of the Pledgor, at any time, or from time to time, all acts and things which the Pledgees deem necessary to protect, preserve and realize upon the Collateral and the Security Interest granted therein in order to effect the intent of this Agreement and the Debentures all as fully and effectually as the Pledgor might or could do; and (vi) in the event of the bankruptcy of the Pledgor, to appoint a receiver or equivalent person to marshall Pledgor's assets, and the Pledgor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the


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

      Obligations shall be outstanding.

            (c) On a continuing basis, the Pledgor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule B, attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Pledgees, to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Pledgees the grant or perfection of a security interest in all the Collateral under the UCC.

            (d) The Pledgor hereby irrevocably appoints the Agent as the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor, from time to time in the Agent's discretion, to take any action and to execute any instrument which the Pledgees may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of the Pledgor where permitted by law.

            SECTION 9. Pledgees May Perform. If the Pledgor fails to perform any agreement contained herein, the Agent and/or any Pledgee may itself perform, or cause performance of, such agreement, and the expenses of the Agent and/or such Pledgee incurred in connection therewith shall be payable by the Pledgor under
Section 14.

            SECTION 10. The Agent's Duties. The duties and rights of the Agent are as set forth on Annex A attached hereto and incorporated herein by reference. Any fees of the Agent for its services hereunder shall be paid by the Pledgees. The powers conferred on the Agent hereunder are solely to protect the interests of the Pledgees in the Pledged Collateral and shall not impose any duty upon the Agent to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received it hereunder, neither the Agent nor any Pledgee shall have any duty as to any Pledged Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not such party has or is to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Pledged Collateral. The Agent and each Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of any Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which such party accords its own property.

            SECTION 11. Event of Default. The occurrence of any of the following events shall constitute an event of default under this Agreement (each, an "Event of Default"):


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

            (a) The failure of the Pledgor to observe, perform or comply with any act, duty, covenant, agreement or obligation under this Agreement;

            (b) If any of the representation or warranty of the Pledgor set forth in this Agreement shall be breached or shall be untrue or incorrect in any material respect;

            (c) The filing of any financing statement with regard to any of the Pledged Collateral other than pursuant to this Agreement, or the attachment of any additional Lien to any portion of the Pledged Collateral in favor of any Person other than the Pledgees; or

            (d) If any default or event of default shall occur under any of the Transaction Documents (as defined in Section 2(h) of the Securities Purchase Agreement), including, without limitation, any "Event of Default" as defined in the Convertible Debentures.

            SECTION 12. Cross-Default; Cross-Collateralization. The Pledgor acknowledges and agrees that any default under the terms of this Agreement shall constitute a default by the Company under the Convertible Debentures and the other Transaction Documents, and that any default under the Convertible Debentures or any of the other Transaction Documents shall constitute a default under this Agreement. The security interests, liens and other rights and interests in and relative to any of the real or personal property of the Pledgor now or hereafter granted to the Pledgees by the Pledgor pursuant to any agreement, document or instrument, including, but not limited to, this Agreement, the Purchase Agreement, the Warrants or the Convertible Debentures, shall serve as security for any and all of the Obligations, and, for the repayment thereof, Pledgees may resort to any such collateral in such order and manner as they may elect.

            SECTION 13. Remedies upon Event of Default. Upon and after the occurrence of any Event of Default:

            (a) The Agent may exercise in respect of the Collateral and the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to the Agent (including, without limitation, the vesting in the Agent pursuant to Section 6(b)(i) of the sole right to exercise voting rights pertaining to the Pledged Collateral, including, without limitation, voting rights with respect to the sale of assets of Issuer), all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time (the "UCC"), and may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor acknowledges and agrees that the Pledged Collateral consisting of the Pledged Shares, and/or any other shares of common stock of Issuer, is of a type customarily sold on a recognized market, and accordingly that no notice of the sale thereof need be given.

            (b) Any cash held by the Agent or any Pledgee as Pledged Collateral and all cash proceeds received by the Agent or any Pledgee in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Agent or such Pledgee, be held as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable pursuant to Section 14) in whole or in part against, all or any part of the Obligations, pro rata to the respective Obligations of each Pledgee in proportion to their respective principal amounts of Convertible Debentures. Any surplus of such cash or cash proceeds held by the Agent or any Pledgee and remaining after payment in full of all the Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

            SECTION 14. Expenses. The Pledgor shall upon demand pay to the Agent and/or the applicable Pledgee the amount of any and all reasonable expenses, including reasonable attorneys' fees and expenses and the reasonable fees and expenses of any experts and agents, which the Agent and/or such Pledgee may incur in connection with (a) the administration of this Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (c) the exercise or enforcement of any of the rights of the Agent and/or such Pledgee hereunder or (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

            SECTION 15. Continuing Security Interest; Termination. This Agreement shall create a continuing security interest in the Collateral and the Pledged Collateral and shall remain in full force and effect until the indefeasible payment in full of the Obligations. Upon the indefeasible payment in full of the Obligations, the security interest granted hereby shall terminate and all rights to the Collateral and the Pledged Collateral shall revert to the Pledgor. Upon any such termination, the Agent shall, at the Pledgor's expense, return to the Pledgor such of the Collateral and the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

            SECTION 16. Governing Law; Terms. THIS AGREEMENT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF

CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS OR THE UNITED STATES FEDERAL COURTS LOCATED IN NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS AGREEMENT SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS' FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

            SECTION 17. Notice. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                  If to the Pledgor:

                  3450 Hillview Avenue
                  Palo Alto, California 94304
                  Attention: Lawrence Bartlett
                  Facsimile: (650) 855-0222

                  With copies to:

                  Sichenzia Ross Friedman Ference LLP
                  1065 Avenue of the Americas, 21st Floor
                  New York, New York 10018
                  Attention: Gregory Sichenzia, Esq.
                  Telephone: 212-930-9700
                  Facsimile: 212-930-9725
                  Email: GSichenzia@srfllp.net

If to any Pledgees: to the address and fax number set forth immediately below such Investor's name on the signature pages to the Securities Purchase Agreement.

                  If to the Agent:
                  Amy Wang
                  6363 Sunset Boulevard, Fifth Floor
                  Hollywood, CA 90028
                  Fax: (323) 468-8307

      SECTION 18. Waivers.

            (a) Waivers. The Pledgor waives any right to require the Pledgees to
      (i) proceed against any person, (ii) proceed against any other collateral under any other agreement, (iii) pursue any other remedy, or (iv) make presentment, demand, dishonor, notice of dishonor, acceleration and/or notice of non-payment.

            (b) Waiver of Defense. No course of dealing between the Pledgor and the Pledgees, nor any failure to exercise nor any delay in exercising on the part of the Agent or any Pledgee, any right, power, or privilege under this Agreement or under any of the other Transaction Documents shall operate as a waiver. No single or partial exercise of any right, power, or privilege under this Agreement or under any of the other Transaction Documents shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

            SECTION 19. Rights Are Cumulative. All rights and remedies of the Agent and the Pledgees with respect to the Pledged Collateral, whether established by this Agreement, the other Transaction Documents or by law, shall be cumulative and may be exercised concurrently or in any order.

            SECTION 20. Indemnity. The Pledgor agrees to indemnify and hold harmless the Agent, the Pledgees and their respective successors and assigns against and from all liabilities, losses, and costs (including, without limitation, reasonable attorneys' fees) arising out of or relating to the taking or the failure to take action in respect of any transaction effected under this Agreement or in connection with the lien provided for herein, including, without limitation, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Pledged Collateral. The liabilities of the Pledgor under this Section 20 shall survive the termination of this Agreement.

            SECTION 21. Severability. The provisions of this Agreement are severable. If any provision of this Agreement is held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such provision, or part thereof, in such jurisdiction, and shall not in any manner affect such provision or part thereof in any other jurisdiction, or any other provision of this Agreement in any jurisdiction.

            SECTION 22. Counterparts. This Agreement may be executed in several counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

            SECTION 23. Amendments; Entire Agreement. This Agreement is subject to modification only by a writing signed by the parties. To the extent that any provision of this Agreement conflicts with any provision of the Purchase Agreement or the Convertible Debentures, the provision giving Pledgees greater rights or remedies shall govern, it being understood that the purpose of this Agreement is to add to, and not detract from, the rights granted to Pledgees under the Purchase Agreement and the Convertible Debentures. This Agreement, the Purchase Agreement, the Convertible Debentures and the other Transaction Documents constitute the entire agreement of the parties with respect to the subject matter of this Agreement.

            SECTION 24. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and assigns; provided, however, that the Pledgor may not, without the prior written consent of the Pledgees, assign or delegate any rights, powers, duties or obligations hereunder, and any such purported assignment or delegation without such consent shall be null and void.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

                                        PLEDGOR:

                                        AMNIS SYSTEMS INC.

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        PLEDGEE:

                                        SDS CAPITAL GROUP SPC, LTD.

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        ALPHA CAPITAL AKTIENGESELLSCHAFT

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        BRISTOL INVESTMENT FUND, LTD.

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        STONESTREET LIMITED PARTNERSHIP

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        AGENT:

                                        ----------------------------------------
                                        Amy Wang, Esq.